Exhibit 3.1

REPUBLIC OF THE MARSHALL ISLANDS

SEAL

JEPILPILIN KE EJUKAAN

ARTICLES OF AMENDMENT OF Scorpio Bulkers Inc. Reg. No. 60299

REPUBLIC OF THE MARSHALL ISLANDS REGISTRAR OF CORPORATIONS DUPLICATE COPY

The original of this Document was filed in accordance with Section 5 of the Business Corporations Act on

February 4, 2021

NON RESIDENT
/s/ Tamara Hoffman
Tamara Hoffman
Deputy Registrar

REGISTRAR OF CORPORATIONS

SEAL

REPUBLIC OF THE MARSHALL ISLANDS

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SCORPIO BULKERS INC.

PURSUANT TO SECTION 90 OF

THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT
The undersigned, Emanuele A. Lauro, as the Chief Executive Officer of Scorpio Bulkers Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands on March 20, 2013 (the "Corporation"), for the purpose of amending the Amended and Restated Articles of Incorporation of said Corporation pursuant to Section 90 of the Business Corporations Act, as amended, hereby certifies that:
1.	The name of the Corporation is: Scorpio Bulkers Inc.
2.	The Articles of Incorporation were filed with the Registrar of Corporations on March 20, 2013.
3.	The Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on April 10, 2013.
4.	The Statement of Designations of rights, preferences and privileges of the Corporation's Series A Participating Preferred Stock was filed with the Registrar of Corporations on June 18, 2015.
5.	The Articles of Amendment to the Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on December 30, 2015.
6.	The Certificate of Correction to the Articles of Amendment to the Amended and Restated Articles of incorporation were filed with the Registrar of Corporations on January 11, 2016.
7.	The Articles of Amendment to the Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on June I, 2016.
8.	The Articles of Amendment to the Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on June 1, 2018.
9.	The Articles of Amendment to the Amended and Restated Articles of Incorporation were filed with the. Registrar of Corporations on April 6, 2020.

10.	Effective with the commencement of business on February 8, 2021, Article A of the Amended and Restated Articles of Incorporation is hereby amended and restated in its entirety to read as follows:
"A. The name of the Corporation shall be: ENETI INC."
11.	All of the other provisions of the Amended and Restated Articles of Incorporation shall remain unchanged.
12.
This amendment to the Amended and Restated Articles of Incorporation was authorized by vote of the holders of a majority of all outstanding shares of the Corporation with a right to vote thereon at the special meeting of shareholders of the Corporation held on February 3, 2021, and the Corporation's Board of Directors on January 7, 2021.

IN WITNESS WHEREOF, I have executed this Amendment to the Amended and Restated Articles of Incorporation of the Corporation on this 4th day of February, 2021.

/s/ Emanuele A. Lauro
Name: Emanuele A. Lauro
Title: Chief Executive Officer

REPUBLIC OF THE MARSHALL ISLANDS
OFFICE OF THE REGISTRAR OF CORPORATIONS

CERTIFICATE OF INCORPORATION

I HEREBY CERTIFY that

ENETI INC. Reg. No. 60299

formerly known as

Scorpio Bulkers Inc. Reg. No. 60299

is duly incorporated and has filed articles of incorporation under the provisions of the Marshall Islands Business Corporations Act on

March 20, 2013

WITNESS my hand and the official seal of the Registry on February 4, 2021.

/s/ Tamara Hoffman
Tamara Hoffman
Deputy Registrar